Exhibit 24.1

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504
                                                        May 31, 2013
U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

The following individuals, whose signatures appear below, and the successors to their positions are hereby authorized to sign and file on my behalf all forms required by the U.S. securities laws, including without limitation
Form 3, Form 4, Form 5 and Form 144.  The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

                E. Barth                ______________/s/________________

                M. Browdy                _____________/s/_________________

                D. Cummins                ____________/s/__________________

                A. Kuehnel                ___________/s/___________________

                M. SooHoo                __________/s/____________________

These individuals may further delegate this authority and this authorization shall remain in effect for as long as I remain an executive officer of IBM.
                                                        Very truly yours,
                                                             /s/
                                                        Diane J. Gherson
cc:  New York Stock Exchange